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                                                          EXHIBIT 99.B.8(a)



                               CUSTODIAN AGREEMENT

         THIS AGREEMENT made on October 1, 1990, between Olympic Trust, a Massachusetts business trust (hereinafter called the "Trust") currently consisting of four separate portfolios, and FIRST WISCONSIN TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

                             W I T N E S S E T H :

         WHEREAS, the Trust desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian agree as follows:

1.       Definitions

         The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and the Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees.

         The word "Board" shall mean Board of Trustees of the Trust.

2.       Names, Titles and Signatures of the Trust's Officers

         An officer of the Trust will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

         Additional Series. The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement. The portfolio covered by this Agreement is the International Fund (the "Fund").

3.       Receipt and Disbursement of Money

         A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:



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         (a)   for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in
               Section 7 or in proper form for transfer;

         (b) for the purchase or redemption of shares of beneficial interest of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Trust;

         (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

         (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

         (e) for other proper business purposes certified by resolution of the Board of Trustees of the Trust.

         Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c) or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

         B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Trust.

         C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for shares of the Trust which are deposited into the Trust's account.

4.       Segregated Accounts

         Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Fund, into which account(s) may be transferred cash and/or securities.



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5.       Transfer, Exchange, Redelivery, etc. of Securities

         Custodian shall have sole power to release or deliver any securities of the Trust held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

         (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefor;

         (b) when such securities are called, redeemed or retired or otherwise become payable;

         (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

         (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

         (e) upon conversion of such securities pursuant to their terms into other securities;

         (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

         (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

         (h) for the purpose of redeeming in kind shares of beneficial interest of the Trust upon delivery thereof to Custodian; or

         (i)   for other proper corporate purposes.

         As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

         Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g) or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.



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6.       Custodian's Acts Without Instructions

         Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of each fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now hereafter in effect, inserting the Trust's and the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.       Registration of Securities

         Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

         The Trust shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

8.       Voting and Other Action

         Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Trust, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

9.       Transfer Tax and Other Disbursements

         The Trust shall pay or reimburse Custodian from tine to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.



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         Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.      Concerning Custodian

         Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

         Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         The Trust agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Trust for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Trust, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust shall be security therefor.

11.      Subcustodians

         If the Trust requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Trust agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to the Fund's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

         The Custodian is authorized and directed to engage Citibank, N.A. (Citibank) as global subcustodian for the Fund. The Board of Trustees of the Trust has approved the retention of Citibank as subcustodian by the Custodian, and the use by Citibank of the foreign subcustodians and securities depositories as set forth in Exhibit B, subject to the terms and conditions of the attached global subcustodian agreement by and between Citibank and the Custodian attached hereto as Exhibit C.



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         It is further understood that with respect to the Fund's assets held by foreign subcustodians, the Custodian shall not be liable for any loss resulting from nationalization, expropriation, other governmental actions, currency restrictions, devaluations or fluctuations and market conditions which prevent the orderly execution of securities transactions. Neither the Custodian nor the Fund shall be liable to the other for any loss due to forces beyond their control, such as strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission, or radiation, or acts of God. Notwithstanding anything herein to the contrary, if the Custodian credits the Fund's custody account on a payable date, or at any time prior to the actual collection and reconciliation to the custody account, with interest, dividends, redemptions or any other amount due, the Fund will promptly return any such amount upon oral or written notification (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited.

12.      Reports by Custodian

         Custodian shall furnish the Trust periodically as agreed upon with a statement summarizing all transactions and entries for the account of the Trust. Custodian shall furnish to the Trust, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Trust.

13.      Termination or Assignment

         This Agreement may be terminated by the Trust, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Trust at 800 West Sixth Street, Suite 540, Los Angeles, California 90017, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Trust to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian for the Trust to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of
Section 10 of this Agreement.

         This Agreement may not be assigned by Custodian without the consent of the Trust, authorized or approved by a resolution of its Board of Trustees.



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14.      Deposits of Securities in Securities Depositories

         No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Trust approves by resolution the use of such central securities clearing agency or securities depository.

15.      Records

         To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

16.      Enforcement of Claims

         The name "Olympic Trust" is the designation of the Trustees under a Declaration of Trust, and the Custodian acknowledges that all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of claims against the Trust, as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

         Executed in several counterparts, each of which is an original.


Attest:                                      FIRST WISCONSIN TRUST COMPANY

/s/ ANDREA LYDOPH                       By /s/  JAMES D. HINTZ
---------------------------------               --------------------------------
ASSISTANT SECRETARY                             VICE PRESIDENT


Attest:                                      OLYMPIC TRUST

/s/  M.A. deVILLIERS                          By /s/  GEORGE REBHAN
---------------------------------               --------------------------------


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                        AMENDMENT TO CUSTODIAN AGREEMENT

The Custodian Agreement made and entered into on January 31, 1990 by and between Olympic Trust, A Massachusetts business Trust (Hereinafter referred to as the "Trust") and Firstar Trust Company, a Corporation organized under the laws of the state of Wisconsin, (hereinafter referred to as "Agent") is hereby amended to add the following paragraph:

17. Additional Series. Olympic Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. There are currently seven portfolios covered by this agreement, Equity Fund for Insurance Co's, The Equity Income, Balanced Income, Small Cap, International, Low Duration, and Short Term Investment Portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms & conditions of this agreement.


Dated this 25th day of May, 1993

Attest:                                      FIRSTAR TRUST COMPANY



/s/  MARGARET A. DE VILLIERS                 By /s/  JOE REDWINE
---------------------------------               --------------------------------
Assistant Secretary                             Vice President




Attest:                                      OLYMPIC TRUST


/s/  ANDREA LYDOPH                           By /s/  GEORGE REBHAN
---------------------------------               --------------------------------
Assistant Secretary


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                              FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES

                       MUTUAL FUND CUSTODIAL AGENT SERVICE
                             ANNUAL FEE SCHEDULE FOR
                               DOMESTIC PORTFOLIOS

     -   Fund groups with an aggregate market value in excess of $100 million

     -   Annual fee based on market value of assets:

         $0.20 per $1,000 (2 basis points)

     -   Minimum annual fee per fund: $5,000

     - Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery)

         $12.00 per book entry security (depository or Federal Reserve system)

         $25.00 per definitive security (physical)

         $75.00 per Euroclear

         $ 8.00 per principal reduction on pass-through certificates

         $35.00 per option/futures contract

         $ 7.50 per variation margin transaction

         $ 7.50 per Fed wire deposit or withdrawal

     - Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

     -   Extraordinary expenses: Based on time and complexity involved.

     -   Out-of-pocket expenses: Charged to the account.

     - Fees are billed quarterly, based on market value at the beginning of the quarter.


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                              FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES

                       MUTUAL FUND CUSTODIAL AGENT SERVICE
                             ANNUAL FEE SCHEDULE FOR
                               DOMESTIC PORTFOLIOS
                                       FOR

                            OLYMPIC LOW DURATION FUND
                       OLYMPIC SHORT TERM INVESTMENT FUND


     -   Annual fee per fund based on market value of assets:

         $1.00 per $1,000 on the first $5 million

         $0.50 per $1,000 on the next $5 million

         $0.25 per $1,000 on the next $40 million

         $0.20 per $1,000 on the balance

     -   Minimum annual fee: $3,000

     - Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt, deliver)

         $17.00 per book entry security (depository or Federal Reserve System)

         $25.00 per definitive security (physical)

         $75.00 per Euroclear

         $ 8.00 per principal reduction on pass-through certificates

         $35.00 per option/futures contract

         $12.00 per variation margin transaction

         $ 7.50 per Fed wire deposit or withdrawal


     - Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

     -   Extraordinary expenses: Based on time and complexity involved.

     -   Out-of-pocket expenses: Charged to the account

     - Fees are billed quarterly, based on market value at the beginning of the quarter.